EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Crescent Financial Corporation and Subsidiary
Cary, North Carolina

We consent to the incorporation by reference in this registration statement on Form S-8 of Crescent Financial Corporation and Subsidiary of our report dated March 27, 2009 with respect to the consolidated financial statements of Crescent Financial Corporation and Subsidiary, which report appears in Crescent Financial Corporation and Subsidiary’s 2008 Annual Report on Form 10-K.

/s/ Dixon Hughes PLLC

Raleigh, North Carolina
July 14, 2009